MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Lepota, Inc.

We consent to the use of our report dated December 11, 2017 with respect to the financial statements of Lepota, Inc. as of July 31, 2017 and 2016 and the related statements of operations, shareholders’ equity and cash flows from the years then ended.  We also consent to the reference to our firm under the caption “Experts” in the Form S-1.

Michael Gillespie & Associates, PLLC

Seattle, Washington

June 13, 2018

/S/ Michael Gillespie & Associates, PLLC